Exhibit 23.6

Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

15 July 2023

Fenbo Holdings Limited

Flat J, 19/F,

World Tech Centre

95 How Ming Street

Kwun Tong

Kowloon, Hong Kong

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to a registration statement on Form F-1 (Registration No.[●]) (as amended to date, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein, in connection with its issuance and sale (the “Offering”) of (i) up to [●] ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), (ii) pre-funded warrants to purchase up to [●] Ordinary Shares, (iii) warrants to purchase up to [●] Ordinary Shares, (iv) placement agent warrants to purchase up to [●] Ordinary Shares ((ii) through (iv) collectively, the “Warrants”) and (v) the Ordinary Shares underlying the Warrants, by the Company as set forth in the Company’s Registration Statement (as defined below).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Market Study of Electronic Beauty Product OEM Industry in the PRC” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Management’s Discussion and Analysis of Financial Condition - Industry Overview” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Offering, and (vi) in other publicity and marketing materials in connection with the Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Suite 3006, Two Exchange Square 8 Connaught Place, Central Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com

Yours faithfully,

For and on behalf of
Frost & Sullivan Limited

/s/ Terry Tse
Name:	Terry Tse
Title:	Consulting Director